Exhibit 10.28

First Amendment to Employment Agreement

This First amendment to Employment Agreement (“Agreement”), dated March 15, 2013, by and between Daleco Resources Corporation, a Nevada corporation with its principal place of business at 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382 (“Company”) and Gary J. Novinskie, an individual, whose address is 705 Clover Ridge Drive, West Chester Pennsylvania, 19380 (“Novinskie”)(hereinafter, the Company and Novinskie are sometimes collectively referred to as the “Parties” and individually as a “Party”).

Background

WHEREAS, the Company and Novinskie entered into an Employment Agreement dated November 30, 2001 but effective as of October 1, 2001 (“Base Agreement”); and

WHEREAS, the Base Agreement was extended in accordance with its terms in accordance with Paragraph 3 thereof, through the present; and

WHEREAS, the Company is in arrears of its obligations to Novinskie in a total amount equal to $387,292 through September 30, 2012 (“Outstanding Remuneration”); and

WHEREAS, the Parties are desirous of entering into an Agreement for the satisfaction of the Outstanding Remuneration.

NOW THEREFORE, intending to be legally bound hereby and in consideration of the covenants herein contained, the Parties hereto agree as follows:

1.           Incorporation by Reference. The Parties incorporate herein in its entirety the Background section as though it was set forth at length herein.

2.           Remuneration.

2.1.          Within five (5) days of the Closing of the Far East Investment, LLC, Stock Purchase Agreement, the Company will pay Novinskie Forty Two Thousand Five Hundred Dollars ($42,500).

2.2.          The Company shall pay Novinskie’s salary as set by the Board of Directors from time to time in the ordinary course consistent with the normal payroll policy of the Company.

3.           Prepayment.

3.1.          The Company has the right to prepay in whole or in part the unpaid portion of the Outstanding Remuneration from time to time.

3.2.          Novinskie agrees that for so long as the Company is current in its payment under Article 2 above that he has no right to demand payment of the unpaid balance of the Outstanding Remuneration existing from time to time through April 10, 2015.

4.           Events of Default.

4.1.          The following shall constitute an Event of Default under this Agreement.

4.1.1. the failure by Company to pay any amount due hereunder within 30 days of the date(s) when due, which such failure is not remedied in full within 30 days written notice from Novinskie;

4.1.2. the commencement by the Company of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or other similar law (in each such case unless such petition for relief shall have been withdrawn within 30 days of its filing), or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or for any substantial part of its property;

4.1.3. the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; and

4.1.4. the liquidation, dissolution or winding up of the Company, a sale of all or substantially all the assets of the Company, or a merger of the Company with and into another entity, or of another entity with and into the Company, where the holders of a majority of the Company’s voting securities prior to such merger hold less than a majority of the voting securities of the entity surviving such merger.

4.2.        Notice of Event of Default.

4.2.1. The Company shall give Novinskie prompt written notice of the occurrence of an “Event of Default” as set forth in Paragraph 4.1 above.

5.          Remedies in the Event of Default. At any time after an Event of Default has occurred and has not been cured or waived within the applicable grace period, Novinskie may, in addition to any right or remedy he may have at law or in equity, declare the unpaid portion of the Outstanding Remuneration then due and owing, plus any other amount due and owing under Article 2 above to be immediately due and payable, without presentment, demand, protest or other notices of any kind.

6.          Stand Still.

6.1.          The Parties agree that unless a right exists under Article 5 above, which right shall take precedence over this Article 6, Novinskie shall take no action to demand payment of the unpaid portion of the Outstanding Remuneration or other payment obligation of the Company under Article 2 hereof and that the payments made pursuant to Articles 2 and 3 hereof shall be Novinskie’s sole remedy hereunder.

7.           Miscellaneous.

7.1.          Notices. Any notice required hereby shall be in writing, shall be effective upon receipt, may be sent by facsimile transmission, or original document by hand delivery, overnight courier or certified mail, return receipt requested, postage prepaid to the address set forth below. The original of any notice sent by facsimile transmission shall be delivered to the addressee by the close of the business day next following the date of the facsimile transmission.

All notices shall be sent to:

If to the Company:

Daleco Resources Corporation

17 Wilmont Mews, 5th Floor

West Chester, PA 19382

FAX NO: 610-429-0818

ATTN:    Michael D. Parrish

With a copy to:

Ehmann, Van Denbergh & Trainor, P.C.

Two Penn Center Plaza, Suite 220

1500 John F. Kennedy Boulevard

Philadelphia, PA 19102

FAX NO: 215-851-9820

ATTN:    C. Warren Trainor

If to Employee:

Gary J. Novinskie

705 Clover Ridge Drive

West Chester, Pa 19380

Any party may change its address for notice by giving the other party ten (10) days notice of such change.

7.2.          Entire Agreement. This Agreement constitutes the full and complete agreement of the Parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior negotiations, agreements and understandings between the Parties, whether written or oral, with respect to the subject matter of this Agreement.

7.3.          No Party Drafter. The Parties hereto agree that this Agreement is the product of negotiation between the Parties, that counsel during its negotiations has represented each and that neither party shall be deemed the drafter hereof.

7.4.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws provisions.

7.5.          Severability of Provision. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other Parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other Parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

7.6.          Survival of Payment Obligations. The provisions of Articles 1 through 7 hereof shall survive the termination of Novinskie’s employment contract with the Company for any reason.

7.7.          Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Daleco Resources Corporation

By:	/s/ MICHAEL D. PARRISH
Michael D. Parrish
Chief Executive Officer

/s/ GARY J. NOVINSKIE
Gary J. Novinskie

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